Exhibit 99.01

FOR IMMEDIATE RELEASE

Symantec Announces $500 Million Strategic Investment by

Silver Lake, Symantec’s Total Capital Return Program Increased to $5.5 Billion

•	Board declares $4.00 per share special dividend and authorizes $2.3 billion in share repurchases to be completed by end of March 2017

•	Targets cost savings of approximately $400 million by the end of fiscal year 2018

•	Annual dividend adjusted to $0.30 per share to reflect reduced domestic cash flow following Veritas sale and special dividend

•	Board to appoint Silver Lake Managing Partner Ken Hao to Symantec Board

MOUNTAIN VIEW, Calif. and MENLO PARK, Calif. – February 4, 2016 – Symantec Corp. (NASDAQ: SYMC) (“Symantec”) and Silver Lake, the global leader in technology investing, today announced that Silver Lake will make a $500 million strategic investment in Symantec. In connection with Silver Lake’s investment, the Symantec Board has increased the Company’s total capital return program to $5.5 billion. Through this capital return, Symantec will return to its shareholders funds representing all of the after-tax cash proceeds from the recent sale of Veritas.

The Symantec Board expects to complete the full $5.5 billion capital return by the end of March 2017 in the form of:

•	$500 million accelerated share repurchase completed in January 2016;

•	A special dividend of $4.00 per share, equaling $2.7 billion; and

•	$2.3 billion in future share repurchases.

The $4.00 per share special dividend will be payable on March 22, 2016, to stockholders of record as of the close of business on March 8, 2016. The special dividend will be in addition to Symantec’s quarterly dividend.

The Board has also determined to adjust its annual dividend starting first quarter fiscal year 2017 to $0.30 per share, or $0.075 per share per quarter, to reflect reduced projected domestic cash flow, following the sale of Veritas, and the one-time special dividend. This dividend would represent a significant portion of anticipated domestic operating cash flow of the business. Symantec may increase its dividend as it realizes the benefits of its planned cost-savings initiatives.

Michael A. Brown, Symantec president and CEO, said, “Silver Lake’s investment in Symantec validates the significant progress we’ve made in our transformation and is a tremendous vote of confidence in the Company. As we execute on Symantec’s unified security strategy as a focused company, we look forward to driving significant value for all shareholders.”

In conjunction with Silver Lake’s investment, Ken Hao, managing partner of Silver Lake, will be appointed to Symantec’s Board of Directors, effective at the close of the investment. With Mr. Hao’s appointment, the Symantec Board will be comprised of ten directors, nine of whom are independent.

“As a premier cybersecurity provider, Symantec has the potential to solve some of the most significant challenges facing the rapidly growing market for security solutions,” said Hao. “We look forward to partnering with Symantec to achieve its long-term strategic vision.”

Brown added, “Ken brings extensive industry knowledge and operational expertise from managing and advising leading technology businesses. We are delighted that he will be joining Symantec’s Board and look forward to his contributions.”

Symantec also announced today that it is targeting cost savings of approximately $400 million to be achieved by the end of its fiscal year 2018.

Symantec will fund the $5.5 billion in capital return through a combination of the after-tax cash proceeds from the Veritas sale, the $500 million investment from Silver Lake, additional debt anticipated to be raised and available cash on hand.

Under the terms of the agreement, Silver Lake is purchasing $500 million aggregate principal amount of 2.5% convertible senior unsecured notes due 2021 with an initial conversion price of $21.00 per share. Symantec expects to complete the sale of the notes on or about March 4, 2016, subject to customary closing conditions. Additional information may be found in the Form 8-K that will be filed with the U.S. Securities and Exchange Commission.

In a separate press release issued today, Symantec announced the results of its fiscal third quarter 2016.

J.P. Morgan Securities LLC is serving as financial advisor to Symantec and Fenwick & West LLP is acting as legal counsel. Simpson Thacher & Bartlett LLP is serving as legal counsel to Silver Lake.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes, if any, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Symantec

Symantec Corporation (NASDAQ: SYMC) is the global leader in cybersecurity. Operating one of the world’s largest cyber intelligence networks, we see more threats, and protect more customers from the next generation of attacks. We help companies, governments and individuals secure their most important data wherever it lives.

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/about/newsroom.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

About Silver Lake

Silver Lake is the global leader in technology investing, with over $26 billion in combined assets under management and committed capital. The firm’s portfolio of investments collectively generates more than $85 billion of revenue annually and employs more than 170,000 people globally. Silver Lake has a team of approximately 100 investment and value creation professionals located in New York, Menlo Park, San Mateo, London, Hong Kong and Tokyo. The firm’s current portfolio includes leading technology and technology-enabled businesses such as Alibaba Group, Avaya, Broadcom Limited, Cast & Crew, Ctrip, Dell, Global Blue, GoDaddy, Intelsat, Motorola Solutions, Quorum Business Solutions, Red Ventures, Sabre, SMART Modular, Vantage Data Centers, and WME/IMG. For more information about Silver Lake and its entire portfolio, please visit www.silverlake.com.

Forward-Looking Statements

This press release contains forward looking statements regarding anticipated expense reduction and the Company’s planned capital return, including statements regarding the anticipated size and timing of accelerated share repurchase transactions and dividends, anticipated dividend increases and planned debt. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from results expressed or implied herein. Such risk factors include the Company’s future financial performance; general economic conditions; maintaining customer and partner relationships; the competitive environment in the software industry, fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products, and the degree to which these products and businesses gain market acceptance. The Company assumes no obligation, and does not intend, to update these forward-looking statements prior to reporting its third quarter results. Additional information concerning risks that could cause actual results to differ from current expectations is contained in Risk Factors, set forth in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2015.

Media Contacts

Symantec Corp.

Kristen Batch, 503-516-6297

kristen_batch@symantec.com

Silver Lake

Patricia Graue, 212-333-3810

silverlake@brunswickgroup.com

Investor Contacts

Symantec Corp.

Jonathan Doros, 650-527-5523

jonathan_doros@symantec.com